Exhibit 7.04

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Nengbin Fang, as the true and lawful attorneys-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to act for the undersigned and in the name, place and stead and on the behalf of the undersigned, in any and all capacities, to (i) sign any Form on Schedule 13D under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any and all amendments thereto and any other document relating thereto (including any joint filing agreement) (each a “Filing”), relating to the “beneficial ownership” (direct or indirect, including beneficial ownership that may arise by reason of the undersigned being deemed a member of a “group”), as defined in the Exchange Act for purposes of Schedule 13D, of any securities of China Shengda Packaging Group Inc. (the “Company”) of the undersigned in connection with the going private transaction involving the Company; and (ii) file any such Filings required to be filed pursuant to the Exchange Act with the United States Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect with respect to each of the undersigned until revoked by the undersigned in a signed writing delivered to the attorney-in-fact.

Dated: May 21, 2015

WUXIAO FANG By: /s/ Wuxiao Fang
CONGYI FANG By: /s/ Congyi Fang
YUEMING QI By: /s/ Yueming Qi
BAISHUN SHEN By: /s/ Baishun Shen

[Signature Pages to the Power of Attorney]

GUOFANG WANG By: /s/ Guofang Wang
ZUMAO SHI By: /s/ Zumao Shi
LANFANG ZHANG By: /s/ Lanfang Zhang
BIGTREE CAPITAL LIMITED By: /s/ Lanfang Zhang Name: Lanfang Zhang Title: Director
ZHANGGEN XU By: /s/ Zhanggen Xu
JINFA YE By: /s/ Jinfa Ye
HUOHONG WANG By: /s/ Huohong Wang
DALIANG TENG By: /s/ Daliang Teng
HAIHUA YU By: /s/ Haihua Yu

[Signature Pages to the Power of Attorney]

ENVISION CAPITAL PARTNERS, L.P. By: /s/ Gang Wang Name: Gang Wang Title: Managing Partner
CSV CHINA OPPORTUNITIES FUND, L.P. By: /s/ Earl Yen Name: Earl Yen Title: Managing Director of CSV China Opportunities Ltd., as General Partner for and on behalf of CSV China Opportunities Fund, L.P.
RAY SHI CHINA SMALL MID CAP SELECT FUND By: /s/ Wei Li Name: Wei Li Title: Managing Member
LB HOLDINGS II, LLC By: /s/ Scott K. Giese Name: Scott K. Giese Title: Senior Vice President of Lord Baltimore Capital Corp., Manager
NEWBERG ROAD PARTNERS, L.P. By: /s/ Robert G. Ackerley Name: Robert G. Ackerley Title: Manager, RGA Ventures LLC, general partner of Newberg Road Partners, L.P.

[Signature Pages to the Power of Attorney]